EXHIBIT 1.1

Execution Version

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

(an Ohio corporation)

$300,000,000 First Mortgage Bonds, 5.50% Series due 2024

UNDERWRITING AGREEMENT

August 13, 2009

Goldman, Sachs & Co. KeyBanc Capital Markets Inc. UBS Securities LLC As Representatives of the Underwriters named in Schedule I to the Underwriting Agreement (as defined below)
c/o Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 KeyBanc Capital Markets Inc. 127 Public Square Cleveland, OH 44114 UBS Securities LLC 677 Washington Boulevard Stamford, CT 06901

Ladies and Gentlemen:

The Cleveland Electric Illuminating Company, a corporation organized under the laws of the State of Ohio (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters,” which term, when the context permits, shall also include any underwriters substituted as hereinafter provided in Section 11), for whom Goldman, Sachs & Co. (“Goldman”), KeyBanc Capital Markets Inc. (“KeyBanc”) and UBS Securities LLC (“UBS”) are acting as representatives (in such capacity, the “Representatives”), $300,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.50% Series due 2024 (the “Bonds”), to be issued under a Mortgage and Deed of Trust, dated July 1, 1940, from the Company to Guaranty Trust Company of New York as trustee, under which JPMorgan Chase Bank, N.A., is successor trustee (the “Trustee”), as supplemented and modified by eighty-nine supplemental indentures thereto (together, the “Mortgage and Deed of Trust”) and as to be further supplemented, for the issuance of the Bonds, by a ninetieth supplemental indenture to be dated as of August 1, 2009 (the “Ninetieth Supplemental Indenture,” and, together with the Mortgage and Deed of Trust, hereinafter referred to as the “First Mortgage”) in accordance with the terms set forth in this underwriting agreement (the “Underwriting Agreement”).  The Bonds shall have the series designation, denominations, issue price, maturities, interest rates, redemption provisions, if any, and other terms as set forth in the General Disclosure Package (hereinafter defined).

SECTION 1.   Representations and Warranties.

(a)    Representations and Warranties by the Company.  The Company represents and warrants to and agrees with each Underwriter that:

(i)    An “automatic shelf registration statement” as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-153608) to be used in connection with the public offering and sale of debt securities, including the Bonds, and other securities of the Company under the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act and the Rules and Regulations. The Company will file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement specifically relating to the terms of the Bonds pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act.  The Company qualifies for use of Form S-3 for the registration of the Bonds and the Bonds are registered under the Securities Act.  “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated or deemed to be incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (hereinafter defined), which time shall be considered the “Effective Date” of the Registration Statement relating to the Bonds.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Bonds in reliance on the exemption of Rule 163 of the Securities Act, and as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.

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(ii)    At the time the Registration Statement initially became effective, at the time that each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) became effective and on the Effective Date relating to the Bonds, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939 (“Trust Indenture Act”), as the case may be, and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  On the date hereof, on the date of any filing pursuant to Rule 424(b) and on the Closing Date (hereinafter defined), the Registration Statement and the Prospectus (as defined in this paragraph (ii)) will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives, if any, specifically for use therein or to any statements in or omissions from the Statement of Eligibility of the Trustee under the First Mortgage, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof, but nothing contained herein is intended as a waiver of compliance with the Securities Act or the Rules and Regulations.  For purposes of this Underwriting Agreement, “Statutory Prospectus” as of any time means the preliminary prospectus supplement (which term includes the base prospectus) or prospectus relating to the Bonds that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified.  For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.  “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Bonds and otherwise satisfies Section 10(a) of the Securities Act.

(iii)   The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package (as hereinafter defined) and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements, as applicable, of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with other information in the General Disclosure Package or the Prospectus, as applicable, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)   (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (B) on the date hereof,  the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any

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other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405.

(v)    As of the Applicable Time (as defined in this paragraph (v)), neither (A) the Issuer Free Writing Prospectus(es) (as defined in this paragraph (v)) listed in Schedule II hereto, the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Free Writing Prospectus (as defined in this paragraph (v)), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  “Applicable Time” means 4:00 p.m. (Eastern Time) on the date hereof.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Bonds in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(vi)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Bonds or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(j) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(vii)   The historical consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and, for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise disclosed in the General Disclosure Package.

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(viii)  Since the most recent time as of which information is given in the General Disclosure Package and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the business prospects, earnings, business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries, taken as a whole, other than changes and developments contemplated by the General Disclosure Package and the Prospectus, respectively.

(ix)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own, lease or operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(x)    Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease or operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xi)    This Underwriting Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (whether enforcement is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, and except that the enforcement of rights to indemnification and contribution hereunder may be limited by applicable law or public policy.

(xii)   The Mortgage and Deed of Trust has been, and on the Closing Date, the First Mortgage will be, (1) duly qualified under the Trust Indenture Act and (2) duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement enforceable against the Company in accordance with its terms except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforceability is considered in a proceeding in equity or in law) and by an implied covenant of good faith and fair dealing.

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(xiii)  The Bonds have been duly authorized by the Company, and, when they have been duly executed by the Company, authenticated by the Trustee, and issued and delivered against payment therefor as provided herein, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and will be entitled to the benefits provided by the First Mortgage.

(xiv)    The Bonds and the Mortgage and Deed of Trust conform, and on the Closing Date, the First Mortgage will conform, in all material respects to the descriptions thereof contained in the Prospectus and the General Disclosure Package.

(xv)   Neither the issuance and sale of the Bonds nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Underwriting Agreement, the First Mortgage and the Bonds will (A) contravene, or (B) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) any provision of applicable law, (b) the amended articles of incorporation or amended and restated code of regulations, or other organizational documents, each as amended, of the Company or any subsidiary of the Company, (c) any agreement or other instrument binding upon the Company or any subsidiary of the Company or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company or any of their properties.  Furthermore, neither the Company nor any subsidiary of the Company is (x) in violation of any applicable law, or (y) in violation  or in default, of its respective amended articles of incorporation or amended and restated code of regulations, each as amended, or other organizational documents, or in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which any of them is bound, or to which any of its property or assets is subject, except such defaults as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xvi)  Other than as disclosed in the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any subsidiary of the Company is a party or to which any of the properties of the Company or any subsidiary of the Company are subject wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Underwriting Agreement, or to consummate the transactions contemplated by the Prospectus and the General Disclosure Package; and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Prospectus or the General Disclosure Package, or to be filed or incorporated by reference as an exhibit thereto, which is not described, filed or incorporated as required.

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(xvii)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act, such as has been obtained from the Public Utilities Commission of Ohio, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters in the manner contemplated herein and in the General Disclosure Package.  The Company possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as currently operated, except where the failure to possess such certificate, authorization or permit would not have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xviii)  The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in cases in which that noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(xix)    The Company maintains (x) effective systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (y) effective disclosure controls and procedures (as defined in accordance with Rules 13a-15 and 15d-15 under the Exchange Act).

(xx)    The Company is not, and after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxi)    PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

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(xxii)    The Company does not own or control, directly or indirectly, any corporation or other entity other than the subsidiaries listed on Schedule III hereto.

(xxiii)   Except as to after-acquired property, and except as to property sold, or under contract to be sold, or otherwise disposed of by the Company and released from the lien of the First Mortgage, or retired or abandoned, all in accordance with the provisions thereof, the Company has good and sufficient title to all the properties described in, and conveyed or pledged by, the First Mortgage with the exceptions and subject to the reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the First Mortgage, which are referred to in the Statutory Prospectus under the subcaption “Security for the First Mortgage Bonds” under the caption “Description of Bonds and the First Mortgage”; the First Mortgage has been duly filed for recordation (other than the Ninetieth Supplemental Indenture which is in proper form for recordation) in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the First Mortgage; the First Mortgage constitutes a valid, direct first mortgage lien on substantially all permanent, fixed properties now owned by the Company, except property expressly excepted by the terms of the First Mortgage, subject to permitted liens as defined therein for the security of all mortgage bonds issued thereunder; and the First Mortgage will constitute a valid, direct first mortgage lien on all property of the character of that now subject to the lien of the First Mortgage hereafter acquired by the Company, subject to permitted liens as defined in the First Mortgage, and to liens, if any, existing or placed on such after-acquired property at the time of the acquisition thereof, provided that the First Mortgage is recorded and, if and to the extent required, filed (whether prior to or after such acquisition) in the county in which such property hereafter acquired by the Company is located.

(xxiv)   On August 12, 2009, the Public Utilities Commission of Ohio (“PUCO”), entered its order authorizing the offering of the Bonds.  There were no third-party appearances in the proceedings relating to the Company’s application for authorization of the Bonds.  Furthermore, there have been no applications for rehearing of the order filed with PUCO and, to the actual knowledge of the Company, no such application for rehearing is contemplated or threatened.

(b)    Officer’s Certificates.  Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with this offering shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at an aggregate purchase price of $296,148,000, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule I hereto plus any additional principal amount of Bonds which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11, subject to such adjustments among the Underwriters as the Representatives, on behalf of the Underwriters, shall make to eliminate any sales or purchases of fractional Bonds.

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(b)    Payment and Delivery.  Payment of the purchase price for, and delivery of certificates for, the Bonds shall be made at the office of Calfee, Halter & Griswold LLP, 800 Superior Ave., Suite 1400, Cleveland, Ohio 44114, or at such other place as shall be agreed upon by the Company and the Representatives on behalf of the Underwriters, at 10:00 a.m., (Eastern Time), on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Company and the Representatives on behalf of the Underwriters (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the account of the Underwriters of the Bonds to be purchased by them.

The delivery of the Bonds shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company in New York, New York, or its designee, and the Underwriters shall accept such delivery.

The certificate(s) representing the Bonds shall be made available for examination by the Representatives not later than 2:00 p.m. (Eastern Time) on the last business day prior to the Closing Date at such place as may be agreed upon between the Representatives and the Company.

SECTION 3.    Covenants of the Company.  The Company covenants with the Underwriters as follows:

(a)    To promptly file each Statutory Prospectus (including the Prospectus) with the Commission pursuant to Rule 424(b) under the Securities Act.

(b)    The Company will advise the Representatives promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or any order suspending or preventing the use of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, and will use its best efforts to prevent the issuance of any such stop order or other such order and to obtain as soon as possible its lifting, if issued.

(c)    To furnish without charge to the Representatives a signed copy of the Registration Statement, including all exhibits filed with the Registration Statement and the documents incorporated by reference therein (other than exhibits which are incorporated by reference therein) and to each other Underwriter a copy of the Registration Statement without exhibits and, during the period mentioned in paragraph (e) below, as many copies of the Prospectus and any documents incorporated by reference therein at or after the date thereof and any amendments and supplements thereto as the Representatives may reasonably request.  The terms “supplement” and “amendment” as used in this Underwriting Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Prospectus pursuant to the Exchange Act which are deemed to be incorporated by reference in the Prospectus.

(d)    Before amending or supplementing the Registration Statement or any Statutory Prospectus or filing with the Commission any document pursuant to Section 13, 14 or 15(d) of the Exchange Act, during the period referred to in paragraph (e) below, to furnish to the

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Representatives a copy of each such proposed amendment, supplement or document for the Representatives’ review prior to filing and not to file any such proposed amendment, supplement or document to which the Representatives reasonably object.

(e)    The Company will promptly notify the Underwriters, and confirm such notice in writing (which notice and confirmation may be satisfied by providing the Underwriters with any related periodic report filed under the Exchange Act), of (x) any filing made by the Company of information relating to the offering of the Bonds with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) any material changes in or affecting the condition (financial or otherwise) business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, which (i) make any statement in the Prospectus as then amended or supplemented materially false or misleading or (ii) are not disclosed in the Prospectus as then amended or supplemented.  If, at any time when a prospectus covering the Bonds is (or but for the exemption in Rule 172 under the Securities Act would be) required by law to be delivered in connection with sales of the Bonds by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or to amend or supplement the Prospectus or modify the information incorporated by reference therein in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is (or but for the exemption in Rule 172 under the Securities Act would be) delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or modify such information to comply with the Securities Act and the Rules and Regulations, forthwith to prepare and file with the Commission and to furnish (subject to the conditions in paragraph (c) above), at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Bonds may have been sold by the Underwriters, and to any other dealers upon request, such amendments or supplements to the Prospectus or modifications to the documents incorporated by reference therein, so that the statements in the Prospectus as so amended, supplemented or modified will not, in the light of the circumstances existing at the time such Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Securities Act and the Rules and Regulations.  If, prior to the Closing Date, there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the General Disclosure Package is delivered to a purchaser, not misleading, the Company promptly will notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented, and will promptly prepare an amendment or supplement that will correct such statement or omission.

(f)    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Bonds for offering and sale under the applicable securities laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect as long as required for the sale of the Bonds; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The

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Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified as above provided.  The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any such state or jurisdiction or the initiating or threatening of any proceedings for such purpose.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Bonds for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g)    The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings of the Bonds.

(h)    The Company will use the proceeds received by it from the sale of the Bonds in the manner specified in the Prospectus under “Use of Proceeds.”

(i)    During a period beginning on the date of this Underwriting Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities issued or guaranteed by the Company or any of its subsidiaries substantially similar to the Bonds or securities of the Company or any of its subsidiaries that are convertible into, or exchangeable for, the Bonds.

(j)    If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement and/or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that time, not misleading, (A) the Company will promptly notify the Representatives  and (B) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.    Free Writing Prospectuses.

(a)    Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company represents that it has complied and will comply with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The parties hereto agree that the only Issuer Free Writing Prospectuses issued on or prior to the Applicable Time and consented to by the Company and the Representatives are specified on Schedule II hereto (including the final term sheet prepared in accordance with Section 4(b) below).

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(b)    Final Term Sheet.  The Company will prepare a final term sheet relating to the Bonds, containing only information that describes the final terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii).  Any such final term sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement and is specified in Schedule II hereto.

SECTION 5.    Payment of Expenses.

(a)    Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and any filing of each Statutory Prospectus (including the Prospectus) and each Issuer Free Writing Prospectus and of each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Underwriting Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Bonds, (iii) the preparation, issuance and delivery of the certificates for the Bonds to the Underwriters, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors (but not the fees and disbursements of counsel for the Underwriters), (v) the qualification of the Bonds under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any legal investment survey (such fees and disbursements not to exceed $7,500), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the First Mortgage and the Bonds and (vii) any fees payable in connection with the rating of the Bonds in accordance with Section 3(g) hereof.

(b)    Termination of Underwriting Agreement.  If this Underwriting Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters which were reasonably incurred.

SECTION 6.    Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) as of the Applicable Time, the time this Underwriting Agreement is executed and delivered by the parties hereto and the Closing Date, to the accuracy of the statements made in certificates of the Company executed by any officer of the Company or any officer of any of the Company’s subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    No Stop Orders.  Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date:

(i)    no stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect, no order of the Commission directed to the adequacy or accuracy of any document incorporated or deemed to be incorporated by reference in the Prospectus shall be in effect, and no proceedings for either purpose or pursuant to Section 8A of

12

the Securities Act against the Company or relating to the offering of the Bonds shall be pending before or threatened by the Commission; and

(ii)    there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), any material adverse effect on the condition (financial or otherwise), business prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not  arising in the ordinary course of business.

(b)    Officer’s Certificate.  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) and (ii) above and Section 6(j) below, and to the effect that the representations and warranties of the Company in Section 1(a) were true and correct in all material respects when made and are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    Opinions of Counsel for the Company.  At the Closing Date, the Underwriters shall have received the favorable opinions, each dated as of the Closing Date, of Wendy E. Stark, Associate General Counsel for the Company’s parent, FirstEnergy Corp., and Akin Gump Strauss Hauer & Feld LLP, special counsel to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for the other Underwriters, to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effects as counsel to the Underwriters may reasonably request.  In giving her opinion, Wendy E. Stark may rely, as to all matters governed by the laws of the State of New York, upon the opinion of Akin Gump Strauss Hauer & Feld LLP.  Each counsel may state that, insofar as her or its opinion involves factual matters, such counsel has relied, to the extent she or it deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)    Opinion of Counsel for Underwriters.  At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Calfee, Halter & Griswold LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.  In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)    Comfort Letter.

(i)    On or prior to the date of this Underwriting Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a comfort letter, dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters (of the type ordinarily issued in transactions covered by registration statements filed under the

13

Securities Act) with respect to the financial statements and certain financial information contained in the Registration Statement and any Statutory Prospectus (including the Prospectus) or incorporated therein by reference, with a specified date not more than three business days prior to the date hereof.

(ii)    At the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated as of the Closing Date, confirming, as of a date not more than three business days prior to the Closing Date, the statements contained in the letter delivered pursuant to Section 6(e)(i) hereof.

(f)    Maintenance of Rating.  At the Closing Date, the Bonds shall be rated at least Baa1 by Moody’s and BBB+ by S&P, and the Company shall have delivered to the Underwriters a letter, dated as of the Closing Date, from each such rating agency, or other evidence reasonably satisfactory to the Underwriters, confirming that the Bonds have been assigned such ratings; and since the date of this Underwriting Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an affirmation or improvement in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(g)    Clearance and Settlement.  At the Closing Date, the Bonds shall be eligible for clearance and settlement through the facilities of DTC.

(h)    Additional Documents.  At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Bonds as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(i)    Termination of Underwriting Agreement.  If any condition contemplated by this Section shall not have been fulfilled when and as required to be fulfilled, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7, 8 and 9 shall survive any such termination and remain in full force and effect.

(j)    No Applications for Rehearing.  Subsequent to the execution and delivery of this Underwriting Agreement, there shall not have been any application for rehearing of the order of the PUCO, authorizing the offering of the Bonds, that is not denied by PUCO prior to the Closing Date.

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SECTION 7.    Indemnification.

(a)    Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each Underwriter and each such controlling person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability, except insofar as such losses, claims, damages or liabilities that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission are based upon information furnished in writing to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)    Indemnification of Company, Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any Statutory Prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus.  The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus regarding the delivery of the Bonds and, under the caption “Underwriting,” (i) the concession and reallowance figures appearing in the third paragraph, (ii) the second sentence of the fourth paragraph related to market-making activities, and (iii) the sixth and seventh paragraphs relating to stabilization, syndicate and covering transactions and penalty bids, in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for use in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus.  This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)    Actions Against Parties; Notification.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  The omission so to notify the indemnifying party (i) will not relieve it from any liability under

15

paragraph (a) or (b) above unless and to the extent such failure results in the loss by the indemnifying party of substantial rights and defenses and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party fails to assume the defense of such proceeding or to employ counsel reasonably satisfactory to the indemnified party.  It is understood that, except as provided in the following sentence, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel for all such indemnified parties.  Such counsel shall be designated in writing by the Representatives in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company in the case of parties indemnified pursuant to the first preceding paragraph.

(d)    Settlement.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 8.    Contribution.  In the event that the indemnity provided for in Section 7 is held by a court to be unavailable, in whole or in part, to hold harmless an indemnified party for any reason, the Company and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and any of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the offering of the Bonds.  If the allocation provided by the immediately preceding sentence is held by a court to be unavailable for any reason, the Company and the Underwriters, severally and not jointly, agree to contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net

16

proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the discounts and commissions received by the Underwriters.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amounts of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer that signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Bonds set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 9.     Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and indemnity and contribution agreements contained in this Underwriting Agreement or in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any termination of this Underwriting Agreement, any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Company, and shall survive delivery of the Bonds to the Underwriters.

SECTION 10.   Termination of Underwriting Agreement.  The Underwriters may terminate this Underwriting Agreement by notice given by the Representatives to the Company, if  after the effectiveness of this Underwriting Agreement and prior to delivery of and payment for the Bonds (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or any material disruption in commercial banking, securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, any declaration of war by

17

Congress, or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Bonds on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.  Sections 7, 8 and 9 shall survive any termination under this Section 10 and remain in full force and effect.

SECTION 11.   Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Bonds which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Bonds”), the Underwriters shall have the right, but not the obligation, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Bonds in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 36-hour period, then:

(a)    if the number of Defaulted Bonds does not exceed 10% of the aggregate principal amount of the Bonds, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations to purchase hereunder bear to the obligations of all non-defaulting Underwriters, or

(b)    if the number of Defaulted Bonds exceeds 10% of the aggregate principal amount of the Bonds, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default under this Underwriting Agreement.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

SECTION 12.   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Goldman, Sachs & Co., 85 Broad Street, 20th floor, New York, NY 10004, Attention: Registration Department, (866) 471-2526; UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention:  Fixed Income Syndicate, Facsimile (203) 719-0495, KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, OH 44114, Attention: Debt Capital Markets, Facsimile (216) 689-4233.

SECTION 13.         Parties.  This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8

18

and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained.  This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Bonds from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)    the Representatives have been retained solely to act as underwriters in connection with the sale of Bonds and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Underwriting Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    the price of the Bonds set forth in the final term sheet attached as Annex A to Schedule II hereto was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Underwriting Agreement;

(c)    the Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    the Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SECTION 15.    Miscellaneous.

(a)    GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

The Company and the Underwriters hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

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(b)    Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

(c)    Counterparts.  This Underwriting Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together, shall constitute but one and the same agreement.

(d)    Successors.  This Underwriting Agreement shall inure to the benefit of and be binding upon, each of the Company, the several Underwriters, and their respective successors and the officers and directors and controlling persons referred to in Sections 7, 8 and 9 hereof.  The term “successor” as used in this section shall not include any purchaser, as such, of any Bonds from the Underwriters.

(e    )Integration.  This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company  and the Underwriters, or any of them, with respect to the subject matter hereof.

(f)    Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign counterparts hereof.

Very truly yours,

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
as Issuer
By:	/s/ James F. Pearson
Name: James F. Pearson Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

UBS SECURITIES LLC
By:	/s/ Christopher Forshner	By:	/s/ Mark Spadaccini
	Name: Christopher Forshner		Name: Mark Spadaccini
	Title: Managing Director		Title: Associate Director
	UBS Securities LLC		Debt Capital Markets
UBS Investment Bank

KEYBANC CAPITAL MARKETS INC.

By:
Name: Ryan Pirnat
Title: Director

Acting as representatives of the several Underwriters
named in Schedule I.

Schedule I

Underwriters	Principal Amount of Bonds
Goldman, Sachs & Co..	$90,000,000
KeyBanc Capital Markets Inc	$90,000,000
UBS Securities LLC	$90,000,000
Blaylock Robert Van, LLC	$10,000,000
Daiwa Securities America Inc	$10,000,000
Fifth Third Securities, Inc..	$10,000,000
Total	$300,000,000

Sch. I

Schedule II

Schedule of Issuer Free Writing Prospectuses

•	Final Term Sheet attached to this Schedule II as Annex A (Issuer Free Writing Prospectus)

Sch. II

ANNEX A

TO SCHEDULE II

Final Term Sheet

Attached hereto.

Sch. II, Annex A-1

Filed Pursuant to Rule 433
Registration No. 333-153608-05
August 13, 2009

The Cleveland Electric Illuminating Company

Pricing Term Sheet

Issuer	The Cleveland Electric Illuminating Company
Ratings*	Baa1/BBB+ (Moody’s/S&P)
Principal Amount	$300,000,000
Security Type	First Mortgage Bonds, 5.500% Series Due 2024
Trade Date	August 13, 2009
Settlement Date	August 18, 2009; T+3
Maturity Date	August 15, 2024
Interest Payment Dates	February 15 and August 15
First Interest Payment Date	February 15, 2010
Call Provisions	Make-whole call at T+30 bps
Treasury Benchmark	UST 3.125% due May 15, 2019
Benchmark Yield	3.603%
Spread to Benchmark	+195 bps
Reoffer Yield	5.553%
Coupon	5.500%
Price to Public	99.466%
Net Proceeds (%)	98.716%
Net Proceeds ($)	$296,148,000
Joint-Bookrunners	Goldman, Sachs & Co. (30%)
KeyBanc Capital Markets Inc. (30%)
UBS Securities LLC (30%)
Co-Managers	Blaylock Robert Van, LLC (3.34%)
Daiwa Securities America Inc. (3.33%)
Fifth Third Securities, Inc (3.33%)
CUSIP	186108 CJ3
ISIN	US186108CJ39

* Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Goldman, Sachs & Co. by calling toll-free at 1-866-471-2526, UBS Securities LLC by calling toll-free at 1-877-827-6444, ext. 561-3884 or KeyBanc Capital Markets Inc. by calling toll-free at 1-866-227-6479.

Sch. II, Annex A-2

Schedule III
Subsidiaries

Name of Subsidiary	Business	State of Organization	% Ownership
Centerior Funding Corporation	Special-Purpose Finance	Delaware	100%
The Toledo Edison Capital Corporation	Special-Purpose Finance	Delaware	10%

Sch. III - 1

Exhibit A-1

FORM OF IN-HOUSE OPINION

Goldman, Sachs & Co. KeyBanc Capital Markets Inc. UBS Securities LLC As Representatives of the Underwriters named in Schedule I to the Underwriting Agreement (as defined below)
c/o Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114 UBS Securities LLC 677 Washington Boulevard Stamford, CT 06901

Ladies and Gentlemen:

I am Associate General Counsel of FirstEnergy Corp., and have acted as counsel to its wholly-owned subsidiary, The Cleveland Electric Illuminating Company, an Ohio corporation (the “Company”), in connection with the issuance and sale by the Company pursuant to the Underwriting Agreement, dated August 13, 2009, among Goldman, Sachs & Co., KeyBanc Capital Markets Inc. and UBS Securities LLC as Representatives of the Underwriters listed on Schedule I thereto (collectively, the “Underwriters”), and the Company (the “Underwriting Agreement”) of $300,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.50% Series due 2024 (the “Bonds”). The Bonds are to be issued under a Mortgage and Deed of Trust, dated July 1, 1940, from the Company to Guaranty Trust Company of New York as trustee, under which JPMorgan Chase Bank, N.A., is successor trustee (the “Trustee”), as supplemented and modified by eighty-nine supplemental indentures thereto (together, the “Mortgage and Deed of Trust”) and as to be further supplemented, for the issuance of the Bonds, by a ninetieth supplemental indenture to be dated as of August 1, 2009 (the “Ninetieth Supplemental Indenture” and, together with the Mortgage and Deed of Trust,  the “First Mortgage”).  This opinion is rendered at the request of the Underwriters pursuant to Section 6(c) of the Underwriting Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.

Exh. A-1-1

For purposes of this opinion, I or persons under my supervision or control have reviewed executed originals or copies of executed originals, as applicable, of each of the following documents (collectively, the “Transaction Documents”):

(a)	the Underwriting Agreement;

(b)	the First Mortgage;

(c)	the form of the Bonds;

(d)	the Registration Statement;

(e)	the prospectus dated September 22, 2008 (SEC File No. 333-153608) (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement;

(f)	the preliminary prospectus supplement, dated August 13, 2009 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”);

(g)	the final term sheet included as Annex A to Schedule II to the Underwriting Agreement (together with the Preliminary Prospectus, the “General Disclosure Package”); and

(h)
the final prospectus supplement dated August 13, 2009 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), relating to the Bonds, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act.

(j) In addition, I or persons under my supervision or control have reviewed, and relied as to matters of fact upon, the documents delivered to you at the closing of the transaction contemplated by the Underwriting Agreement and upon originals or copies, certified or otherwise identified to my satisfaction, of the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations of the Company and of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for this opinion.  In such review, I or persons under my supervision have assumed the due authorization, execution and delivery of each document by, and the validity, binding nature and enforceability of each document against, each of the parties thereto (other than the Company), the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to me as copies (whether or not certified and including facsimiles) and the authenticity of such latter documents and of all documents submitted to me as originals.

Based on the foregoing and on the qualifications contained herein, I am of the opinion that:

Exh. A-1-2

1. The Company was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

2. The First Mortgage has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (whether considered in a proceeding in equity or at law), by an implied covenant of good faith, fair dealing and reasonableness and the laws of the United States, the laws of the State of Ohio and the laws of the Commonwealth of Pennsylvania, where the property covered thereby is located, affecting the remedies for the enforcement of the security provided for therein.

3. The First Mortgage is in due and proper form and constitutes a valid mortgage lien on substantially all permanent, fixed properties now owned by the Company, except property expressly excepted by the terms of the First Mortgage as security for all mortgage bonds issued thereunder.  The First Mortgage will constitute a valid mortgage lien on all property hereafter acquired by the Company in the State of Ohio, except property expressly excepted by the terms of the First Mortgage, provided that the First Mortgage is recorded, and, if and to the extent required, filed (whether prior to or after such acquisition) in the county in which such property hereafter acquired by the Company is located.  The First Mortgage has been duly filed for recordation (other than the Ninetieth Supplemental Indenture, which is in proper form for recordation) in such manner and in such places as is required by law in order to have given constructive notice of the existence of the lien of the First Mortgage with respect to each property owned by the Company subject to such lien.  Except as to after-acquired property, and except as to property sold, or under contract to be sold, or otherwise disposed of by the Company and released from the lien of the First Mortgage, or retired or abandoned, all in accordance with the provisions thereof, the Company has good and sufficient title to all the properties described in, and conveyed or pledged by, the First Mortgage with the exceptions and subject to the reservations, encumbrances and restrictions recited in the granting and habendum clauses of, and as provided in, the First Mortgage, which are referred to in the Statutory Prospectus under the subcaption “Security for the First Mortgage Bonds” under the caption “Description of Bonds and the First Mortgage.”

4. The Bonds have been duly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the First Mortgage and delivered by the Company against payment therefor by the Underwriters pursuant to the Underwriting Agreement, they will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the First Mortgage, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the enforcement of

Exh. A-1-3

creditors’ rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, fair dealing and reasonableness.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. No consent, approval, authorization, filing with or order of any Ohio court or governmental agency is required in connection with the transaction contemplated by the Underwriting Agreement, except such as has been obtained from the Public Utilities Commission of Ohio and such as may be required under the securities or blue sky laws of any jurisdiction (other than the federal law of the United States of America), as to which I express no opinion.

7. Neither the consummation of the transaction contemplated in the Underwriting Agreement, including the issuance and sale of the Bonds, nor the fulfillment of the terms thereof, will conflict with, result in breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (A) the Restated Articles of Incorporation or the Amended and Restated Code of Regulations of the Company, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument, to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, (C) any Ohio law, rule or regulation or (D) any judgment, order or decree known to me to be applicable to the Company of any Ohio court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

8. To the best of my knowledge, no order directed to the adequacy of the Registration Statement or any part thereof has been issued by the Commission, and no challenge by the Commission has been made to the adequacy of such document.

In connection with the preparation by the Company of the Registration Statement, the General Disclosure Package and the Prospectus, I or persons under my supervision have had discussions with certain of the Company’s officers, employees and representatives, with other counsel for the Company and with PricewaterhouseCoopers LLP, the Company’s independent public accountants who audited certain of the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.  My review of the Registration Statement, the General Disclosure Package and the Prospectus and the above-mentioned discussions did not disclose to me any information that gives me reason to believe that (i) the Registration Statement, as of each Effective Date relating to the Bonds, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  I do not express any

Exh. A-1-4

belief as to the financial statements, including the notes thereto and any related schedules, and other financial data derived therefrom included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

I am a member of the Bars of the State of Ohio and the Commonwealth of Pennsylvania, and, for purposes of this opinion, I do not hold myself out as an expert on the laws of any other jurisdiction.  I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio and the Commonwealth of Pennsylvania, except that with respect to all matters covered hereby that are governed by the laws of the State of New York or the federal law of the United States of America, I have relied upon the opinion of even date herewith addressed to you of Akin Gump Strauss Hauer & Feld LLP.

I express no opinion with respect to:

(i)
the compliance of the transactions contemplated by the Underwriting Agreement and the Transactions Documents with any regulations or governmental requirements applicable to any person or entity other than the Company;

(ii)            the financial condition or solvency of the Company;

(iii)
the financial ability of the Company or the ability (financial or otherwise) of any other person or entity to meet its respective obligations under the Underwriting Agreement or the Transaction Documents;

(iv)
the compliance of the Underwriting Agreement and the Transaction Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, Federal and state securities laws, rules and regulations;

(v)
any provision of any Transaction Document pursuant to which the parties thereto purport to grant, in connection with any legal proceedings, a “consent to jurisdiction” or “waiver of inconvenient forum,” insofar as such provisions relate to Federal courts (except as to the personal jurisdiction thereof); or

(vi)	any provision of any Transaction Document pursuant to which the parties thereto purport to grant a waiver of trial by jury insofar as such provision is sought to be enforced in a Federal court.

This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance occurring after the date hereof.  This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

Exh. A-1-5

The opinion set forth herein is rendered to you solely for your benefit only in connection with the transactions contemplated by the Underwriting Agreement and may not be relied on by you for any other purpose, or furnished or quoted to or relied on by any other person or entity (including by any person that acquires Bonds from any Underwriter) for any purpose, without my prior written consent.

Very truly yours,

Wendy E. Stark

Counsel for The Cleveland Electric
Illuminating Company

Exh. A-1-6

[LETTERHEAD OF AKIN GUMP STRAUSS HAUER & FELD LLP]

August 18, 2009

Goldman, Sachs & Co. KeyBanc Capital Markets Inc. UBS Securities LLC As Representatives of the Underwriters named in Schedule I to the Underwriting Agreement (as defined below)
c/o Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 KeyBanc Capital Markets Inc. 127 Public Square Cleveland, Ohio 44114 UBS Securities LLC 677 Washington Boulevard Stamford, CT 06901

Re:
Underwriting Agreement, dated August 13, 2009, among Goldman, Sachs & Co., KeyBanc Capital Markets Inc. and UBS Securities LLC, as Representatives of the Underwriters listed on Schedule I thereto (collectively, the “Underwriters”) and The Cleveland Electric Illuminating Company (the “Underwriting Agreement”)

Ladies and Gentlemen:

We have acted as special counsel to The Cleveland Electric Illuminating Company, an Ohio corporation (the “Company”), in connection with the issuance and sale by the Company pursuant to the Underwriting Agreement of $300,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 5.50% Series due 2024 (the “Bonds”). The Bonds are to be issued under a Mortgage and Deed of Trust, dated July 1, 1940, from the Company to Guaranty Trust Company of New York as trustee, under which JPMorgan Chase Bank, N.A., is successor trustee (the “Trustee”), as heretofore amended and supplemented by eighty-nine supplemental indentures thereto (together, the “Mortgage and Deed of Trust”) and as to be further amended and supplemented, for the issuance of the Bonds, by a ninetieth supplemental indenture to be dated as of August 1, 2009 (the “Ninetieth Supplemental Indenture” and, together with the Mortgage and Deed of Trust,  the “First Mortgage”).  This opinion is rendered at the request of the Company pursuant to Section 6(c) of the Underwriting Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.

Exh. A-2-1

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

In connection with this letter, we have examined executed originals or copies of executed originals, as applicable, of each of the following documents (collectively, the “Transaction Documents”):

(a)	the Underwriting Agreement;

(b)	the First Mortgage;

(c)	the form of the Bonds;

(d)	the Registration Statement;

(e)	the prospectus dated September 22, 2008 (SEC File No. 333-153608-05) (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement;

(f)	the preliminary prospectus supplement dated August 13, 2009 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”);

(g)	the final term sheet included as Annex A to Schedule II to the Underwriting Agreement (together with the Preliminary Prospectus, the “General Disclosure Package”); and

(h)
the final prospectus supplement dated August 13, 2009 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), relating to the Bonds, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act.

In addition, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, and relied upon them to the extent we deem appropriate.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Company, representations and warranties of the Company contained in the Transaction Documents, and other statements or information provided by the Company, including without limitation, information with respect to the calculation of certain baskets, amounts outstanding or incurred and financial ratios and tests in connection with our review of the contracts and instruments listed on Schedule A, all of which we assume to be true, correct and complete.

Exh. A-2-2

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

In addition, we have made no inquiry of the Company or any other person or entity (including governmental authorities), regarding any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than those described herein, and our knowledge of any such matters is accordingly limited.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.  We have also assumed (a) the due organization, valid existence and good standing under the laws of its jurisdiction of organization of each party to each Transaction Document, (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each person not a natural person to execute, deliver and perform its obligations under each Transaction Document to which it is a party, and to consummate the transactions contemplated by such Transaction Document, (d)  the due execution and delivery of each Transaction Document by all parties thereto (other than, in the case of the Underwriting Agreement, the Company, but only to the extent such execution and delivery are governed by the Included Laws (as defined below)), (e) that each Transaction Document constitutes the valid and binding obligation of each party thereto (other than, in the case of the Transaction Documents referred to in paragraphs 2 through 4 below, the Company), enforceable against such party in accordance with its terms, (f) notwithstanding any provision contained in any agreement or instrument listed on Schedule A hereto selecting any law other than the Included Laws as the governing law thereof, such agreement or instrument is governed by the Included Laws and (g) all required consent, approval and authorization of the Public Utilities Commission of Ohio has been obtained for the First Mortgage and the Bonds to constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and for the Company to perform all of its obligations thereunder.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
The statements made in the General Disclosure Package and the Prospectus under the headings “Description of Senior Secured Debt Securities” and “Description of the Bonds and the First Mortgage,” insofar as such statements constitute summaries of the Bonds and the First Mortgage, are accurate in all material respects and the Bonds are consistent with the information in the General Disclosure Package and the Prospectus.

2.
The First Mortgage has been duly qualified under the Trust Indenture Act of 1939 and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

3.	The Underwriting Agreement has been duly executed and delivered by the Company.

Exh. A-2-2

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

4.
When the Bonds have been duly executed by the Company, authenticated by the Trustee in accordance with the First Mortgage and delivered by the Company against payment therefor by the Underwriters pursuant to the Underwriting Agreement, they will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the First Mortgage.

5.
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required under any of the Included Laws for the due execution and delivery of the Underwriting Agreement by the Company and the transactions contemplated by the Underwriting Agreement, except (i) such as have already been obtained and are in full force and effect and (ii) such as may be required under the securities or blue sky laws of any jurisdiction, as to which we express no opinion.

6.
Neither the consummation of the transaction contemplated in the Underwriting Agreement, including the issuance and sale of the Bonds, nor the fulfillment of the terms thereof, will result in breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) any agreement or instrument of the Company listed on Schedule A hereto, or (ii) any rule or regulation under any Included Law or, to our knowledge, any order of any governmental authority or regulatory body having jurisdiction over the Company or any of its properties under any Included Law.

7.
Each of the Registration Statement, as of the Effective Date relating to the Bonds, and the Prospectus, as of its date, and any amendment or supplement thereto, as of its date (except in each case for the financial statements, including the notes thereto and any related schedules, and other financial data derived therefrom included or incorporated by reference therein, as to which we express no opinion), appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations thereunder; and the documents or portions thereof filed by the Company with the Commission pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act pursuant to which it was filed and the applicable rules and regulations thereunder.

8.
To the best of our knowledge, no order directed to the adequacy of the Registration Statement or any part thereof has been issued by the Commission, and no challenge by the Commission has been made to the adequacy of such document.

9.
The Company is not, and after giving effect to the offering and sale of the Bonds, and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exh. A-2-2

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

The opinions and other matters in the letter are qualified in their entirety and subject to the following:

A.
We express no opinion as to the Laws of any jurisdiction other than the Included Laws.  We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of the State of New York, and (ii) the Federal Laws of the United States of America.  For purposes of this letter, the term “Included Laws” means the items described in clauses (i) and (ii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Underwriting Agreement.  The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof and (b) Laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property Laws, antitrust issues and Federal Reserve Board margin regulation issues.

B.
When used in the letter, the phrase “best of our knowledge” and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Transaction Documents, (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation and (d) any lawyer in our firm who otherwise devotes substantive attention to matters of the Company on behalf of this firm and could reasonably be expected to have information material to the opinions expressed herein, and (ii) do not require or imply (a) any examination of this firm’s, such lawyer’s or any other person’s or entity’s files, (b) that any inquiry be made of the client, any lawyer (other than the lawyers described above), or any other person or entity, or (c) any review or examination of any agreements, documents, certificates, instruments or other papers other than the Transaction Documents, the corporate records referred to in the third paragraph of this letter and any agreement or instrument of the Company listed on Schedule A hereto.

C.
This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the Law, a change in any fact relating to the Company or any other person or entity, or any other circumstance.  This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D.
The matters expressed herein are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in

Exh. A-2-2

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

equity); (iii) principles of commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities and other Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.  Although it appears the requirements of Section 5-1402 of New York General Obligations Law have been met, we express no opinion on whether any choice of law provision in any of the Transaction Documents referenced in Paragraphs 2 and 4 above would raise any issues under the United States constitution or in equity that would affect whether courts in New York would enforce the choice of New York law to govern such documents.

E.	We assume that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed herein.

F.
We express no opinion as to (i) the compliance of the transactions contemplated by the Underwriting Agreement with any regulations or governmental requirements applicable to any party other than the Company; (ii) the financial condition or solvency of the Company; (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under the Underwriting Agreement; (iv) except to the extent covered by the last paragraph hereof, the compliance of the Underwriting Agreement or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, the antifraud provisions of Federal and state securities Laws, rules and regulations; (v) the conformity of the Underwriting Agreement to any term sheet or commitment letter; or (vi) any provision of the Transaction Documents referenced in paragraphs 2 through 3 above which would, to the extent not permitted by applicable Law, restrict, waive access to or vary legal or equitable remedies or defenses (including, but not limited to, a right to notice of hearing on matters relating to prejudgment remedies, service of process, proper jurisdiction and venue, forum non-conveniens and the right to trial by jury) or the right to collect damages (including, but not limited to, actual, consequential, special, indirect, incidental, exemplary and punitive damages).

G.
This letter is solely for your benefit, and no other person or entity shall be entitled to rely upon this letter, except that Wendy E. Stark, Esq. may rely on this opinion, to the extent it relates to matters that involve the Included Laws, in connection with her opinion to you of even date herewith with respect to the Bonds. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for (i) delivery of copies hereof to counsel for the addressees hereof; (ii) inclusion of copies hereof in a closing file; and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Underwriting Agreement filed by an addressee thereof against this law firm or in which any addressee hereof is a defendant.

Exh. A-2-2

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

*                      *                      *

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial or  accounting information, and because many determinations involved in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus are of a wholly or partially non-legal character, except as set forth in paragraph 1 of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as special counsel to the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. Federal Securities laws and the experience we have gained in our practice thereunder, we advise you that no information has come to our attention that causes us to believe that (i) the Registration Statement, as of the Effective Date relating to the Bonds, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of the clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial and accounting data derived therefrom contained or incorporated by reference therein.

Very truly yours,

Exh. A-2-2

Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
UBS Securities LLC
August 18, 2009

Schedule A

1.	The following agreements:

(a)
Amendment No. 2 to Loan and Servicing Agreement, dated as of December 7, 2006, among Centerior Funding Corporation, The Cleveland Electric Illuminating Company, The Toledo Edison Company, CAFCO, LLC, Citibank N.A. and Citicorp North America, Inc. as Program Agent.

(b)
$2,750,000,000 Credit Agreement dated as of August 24, 2006, among FirstEnergy Corp., FirstEnergy Solutions Corp., American Transmission Systems, Incorporated, Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company, Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, as Borrowers, the banks party thereto, the fronting banks party thereto and the swingline Lenders party thereto, as amended by the Consent and Amendment, dated November 2, 2007.

(c)
Amendment No. 1 to Loan and Servicing Agreement, dated as of December 7, 2005, among Centerior Funding Corporation, The Cleveland Electric Illuminating Company, The Toledo Edison Company, CAFCO, LLC, Citibank N.A. and Citicorp North America, Inc. as Program Agent.

(d)	Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2005, among The Cleveland Electric Illuminating Company, The Toledo Edison Company and Centerior Funding Corporation.

(e)
Loan and Servicing Agreement, dated as of June 16, 2005, among Centerior Funding Corporation, The Cleveland Electric Illuminating Company, The Toledo Edison Company, the conduit lenders from time to time party thereto, the committed lenders from time to time party thereto and Citicorp North America, Inc.

(f)
Reimbursement Agreement dated as of March 9, 2005, among The Toledo Edison Company, The Cleveland Electric Illuminating Company, Barclays Bank PLC, as Administrative Agent, Joint Lead Arranger and Fronting Bank, and the Participating Banks named therein, in an aggregate maximum amount of $193,987,602.15 in connection with the sale leaseback financing of Beaver Valley Power Station Unit No. 2.

2.
The following exhibits included in The Cleveland Electric Illuminating Company’s Annual Report on Form 10-K for the year ended December 31, 2008:  4-1(a) – 4-1(jjjj), 4-2, 4-2(a), 4-3, 4-3(a) and 4-3(b).

3.	The following common exhibits for CEI and TE included in The Cleveland Electric Illuminating Company’s Annual Report on Form 10-K for the year ended December 31, 2008: 2-1, 2-2, and 10-7 – 10-40.

Exh. A-2-2